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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-30847, 333-57952, 333-101233, 333-107111, 333- 119042, and 333-145218 on Form S-8 of our reports dated February 25, 2014, relating to the consolidated financial statements and financial statement schedule of Epiq Systems, Inc. and subsidiaries, and the effectiveness of Epiq Systems, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Epiq Systems, Inc. and subsidiaries for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri

February 25, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM